Joint Filers’ Signatures

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its manager
By: /s/ Jeffrey L. Horing Date: September 25, 2013

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its manager

By: /s/ Jeffrey L. Horing Date: September 25, 2013

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By: Insight Venture Associates V, L.L.C., its general partner

By: Insight Holdings Group, LLC, its manager

By: /s/ Jeffrey L. Horing Date: September 25, 2013

INSIGHT VENTURE ASSOCIATES V, L.L.C.

By: Insight Holdings Group, LLC, its manager

By: /s/ Jeffrey L. Horing Date: September 25, 2013

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Jeffrey L. Horing Date: September 25, 2013